Exhibit 99.1

RAPT Therapeutics Reports Second Quarter 2023 Financial Results

Company maintains strong cash position of $205 million

SOUTH SAN FRANCISCO, Calif. – August 11, 2023 – RAPT Therapeutics, Inc. (Nasdaq: RAPT), a clinical-stage, immunology-based therapeutics company focused on discovering, developing and commercializing oral small molecule therapies for patients with significant unmet needs in inflammatory diseases and oncology, today reported financial results for the second quarter and the six months ended June 30, 2023.

“We continue to remain focused on our Phase 2 trials for RPT193 in atopic dermatitis (AD) and asthma. We anticipate reporting top-line data from our Phase 2b trial in AD in mid-2024 and we continue to enroll our Phase 2a trial in asthma. These are the first two indications in what we believe will be a significant franchise for our promising oral small molecule drug in inflammatory diseases,” said Brian Wong, M.D., Ph.D., President and Chief Executive Officer of RAPT Therapeutics. “Separately, our Phase 2 trial of FLX475 continues to progress and we anticipate providing an update later this year. With our current cash balance, we expect to be able to support our operations through mid-2025.”

Financial Results for the Second Quarter and the Six Months Ended June 30, 2023

Second Quarter Ended June 30, 2023

Net loss for the second quarter of 2023 was $25.3 million, compared to $19.2 million for the second quarter of 2022.

Research and development expenses for the second quarter of 2023 were $21.6 million, compared to $14.4 million for the same period in 2022. The increase in research and development expenses was primarily due to higher development costs related to RPT193 and early-stage programs, as well as increases in personnel expense, lab supplies, consulting expense, facilities and stock-based compensation expense, partially offset by lower development costs related to FLX475.

General and administrative expenses for the second quarter of 2023 were $6.7 million, compared to $5.4 million for the same period in 2022. The increase in general and administrative expenses was primarily due to increases in expenses for personnel, stock-based compensation and facilities.

Six Months Ended June 30, 2023

Net loss for the six months ended June 30, 2023 was $54.6 million, compared to $39.7 million for the same period in 2022.

Research and development expenses for the six months ended June 30, 2023 were $47.2 million, compared to $31.0 million for the same period in 2022. The increase in research and development expenses was primarily due to higher development costs related to RPT193 and early-stage programs, as well as increases in personnel expense, lab supplies, consulting expense, facilities and stock-based compensation expense, partially offset by lower development costs related to FLX475.

General and administrative expenses for the six months ended June 30, 2023 were $12.7 million, compared to $10.2 million for the same period of 2022. The increase in general and administrative expenses was primarily due to increases in expenses for personnel, stock-based compensation, facilities and professional services.

As of June 30, 2023, the Company had cash, cash equivalents and marketable securities of $205 million.

About RAPT Therapeutics, Inc.

RAPT Therapeutics is a clinical-stage, immunology-based therapeutics company focused on discovering, developing and commercializing oral small molecule therapies for patients with significant unmet needs in inflammatory diseases and oncology. Utilizing its proprietary discovery and development engine, the Company is developing highly selective small molecules designed to modulate the critical immune drivers underlying these diseases. RAPT has discovered and advanced two unique drug candidates, RPT193 and FLX475, each targeting C-C motif chemokine receptor 4 (CCR4), for the treatment of inflammation and cancer, respectively. The Company is also pursuing a range of targets that are in the discovery stage of development.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “could,” “expect,” “look forward,” “plan,” “target,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future performances or achievements expressed or implied by the forward-looking statements. Each of these statements is based only on current information, assumptions and expectations that are inherently subject to change and involve a number of risks and uncertainties. Forward-looking statements include, but are not limited to, statements about clinical development progress and the timing of initiation, enrollment and completion of, and availability of results from, clinical trials of RPT193 and FLX475 and our cash runway. Many factors may cause differences between current expectations and actual results, including unexpected or unfavorable safety or efficacy data observed during clinical studies, preliminary data and trends that may not be predictive of future data or results or that may not demonstrate safety or efficacy or lead to regulatory approval, clinical trial site activation or enrollment rates that are lower than expected, including recent lower than expected enrollment in our Phase 2b clinical trial of RPT193 in AD, unanticipated or greater than anticipated impacts or delays due to macroeconomic conditions (including the long-term impacts of the conflict between Russia and Ukraine, inflation, higher interest rates and other economic uncertainty), changes in expected or existing competition, changes in the regulatory environment, the uncertainties and timing of the regulatory approval process and the sufficiency of RAPT’s cash resources. Detailed information regarding risk factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in RAPT’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2023 and subsequent filings made by RAPT with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. RAPT disclaims any obligation to update these forward-looking statements, except as required by law.

RAPT Media Contact:

Aljanae Reynolds

areynolds@wheelhouselsa.com

RAPT Investor Contact:

Sylvia Wheeler

swheeler@wheelhouselsa.com

RAPT THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share per share data)

(Unaudited)

	Three Months Ended June 30,	Three Months Ended June 30,	Six Months Ended June 30,	Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$—	$886	$—	$1,527
Operating expenses:
Research and development	21,642	14,359	47,216	31,029
General and administrative	6,722	5,436	12,710	10,184
Total operating expenses	28,364	19,795	59,926	41,213
Loss from operations	(28,364)	(18,909)	(59,926)	(39,686)
Other income (expense), net	3,084	(275)	5,375	34
Net loss	$(25,280)	$(19,184)	$(54,551)	$(39,652)
Other comprehensive income (loss):
Foreign currency translation gain (loss)	(655)	550	(655)	349
Unrealized gain (loss) on marketable securities	136	(178)	501	(888)
Total comprehensive loss	$(25,799)	$(18,812)	$(54,705)	$(40,191)
Net loss per share, basic and diluted	$(0.66)	$(0.62)	$(1.42)	$(1.31)
Weighted average number of shares used in computing net loss per share, basic and diluted	38,328,741	31,140,323	38,304,758	30,356,515

RAPT THERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2023	December 31, 2022
Assets	(Unaudited)	(1)
Current assets:
Cash and cash equivalents	$50,164	$38,946
Marketable securities	154,834	210,122
Prepaid expenses and other current assets	2,419	3,626
Total current assets	207,417	252,694
Property and equipment, net	2,963	2,539
Operating lease right-of-use assets	6,103	6,940
Other assets	4,273	4,036
Total assets	$220,756	$266,209
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,690	$3,365
Accrued expenses	10,295	8,656
Operating lease liabilities, current	2,333	2,171
Other current liabilities	96	32
Total current liabilities	15,414	14,224
Operating lease liabilities, non-current	5,665	6,819
Total liabilities	21,079	21,043
Commitments
Stockholders’ equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	622,289	613,073
Accumulated other comprehensive loss	(180)	(26)
Accumulated deficit	(422,435)	(367,884)
Total stockholders’ equity	199,677	245,166
Total liabilities and stockholders’ equity	$220,756	$266,209

(1)
The consolidated balance sheet for December 31, 2022 has been derived from audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.